UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2006
THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	1-8145	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)
(925) 847-8600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a material Definitive Agreement.
On February 1, 2006, the Compensation Committee of Thoratec Corporation (the “Company”), approved the Thoratec Corporation Corporate Executive Incentive Plan FY2006 (the “2006 Corporate Plan”), the Thoratec Corporation Cardiovascular Business Executive Incentive Plan FY2006 (the “2006 Cardiovascular Plan”), and the International Technidyne Corporation Executive Incentive Plan FY2006 (the “2006 ITC Plan,” and collectively the “Plans”), pursuant to which certain members of management, including the named executive officers (other than Keith Grossman), may receive bonuses for 2006. Ms. Lucchese is a participant in the 2006 Corporate Plan, Mr. Cohen is a participant in the 2006 ITC Plan, and Mr. Nelson is a participant in the 2006 Cardiovascular Plan. As Mr. Grossman resigned from the positions of President and Chief Executive Officer as of January 17, 2006, he will not be a participant in any of these bonus plans. Gerhard F. Burbach, the Company’s President and Chief Executive Officer, is a participant in the 2006 Corporate Plan. The bonuses under each Plan are based on a specified target bonus percentage of a participant’s 2006 base salary and are payable based on the achievement of two Company-oriented financial goals and the achievement of personal performance objectives individually specified for each participant in the Plans. The specified target bonus percentages of the participants’ base salary for the 2006 Plans are the same percentages that were used in the 2005 bonus plans, except for Mr. Burbach who was not a participant in the 2005 bonus plans. The Company-oriented financial goals vary depending on the specific Plan and are based on Thoratec’s 2006 revenue and pre-bonus non-GAAP income before taxes for the 2006 Corporate Plan, the cardiovascular division 2006 revenue and pre-bonus non-GAAP income before taxes for the 2006 Cardiovascular Plan, and ITC 2006 revenue and pre-bonus non-GAAP income before taxes for the 2006 ITC Plan. The management business objectives are personalized for each participant. In addition to the target bonus, a participant may earn an additional bonus amount if the Company, the Cardiovascular division or ITC exceeds their target non-GAAP income before taxes goal, as applicable. Assuming each of the Company-oriented financial goals is achieved in 2006, the target non-GAAP income goals are not exceeded, and Mr. Burbach and each of the named executive officers (other than Mr. Grossman) achieves all of their personal performance objectives, the maximum dollar amounts of target bonuses that would be paid to the named executive officers are set forth in the table below.

Name	Title	2006 Target Bonus

Gerhard F. Burbach	President, Chief Executive Officer and Director	$281,250

Lawrence Cohen	President of International Technidyne Corporation	$174,000

Jeffrey W. Nelson	President — Cardiovascular Division	$213,500

Cynthia Lucchese	Senior Vice President and Chief Financial Officer	$159,000
Item 8.01.    Other Events.
On February 6, 2006, the Company issued a press release, which is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that the Company’s board of directors has authorized a stock repurchase program under which Thoratec common stock with a market value of up to $20 million may be acquired by the Company in the open market or in privately negotiated transactions.
Item 9.01    Financial Statements and Exhibits.
          (c)   Exhibits

Exhibit No.	Description

99.1	Press release dated February 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of February 7, 2006

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 6, 2006.

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